Exhibit 10.25

CORPORATE SUPPLY AGREEMENT AMENDMENT

BETWEEN CERIBELL, INC. &

SHENZHEN EVERWIN PRECISION TECHNOLOGY CO., LTD

This Corporate Supply Agreement Amendment is made March 7, 2023, between Ceribell, Inc., located at 360 N Pastoria Ave, Sunnyvale, CA 94085 (“Ceribell”) and Shenzhen Everwin Precision Technology Co., Ltd. located at Bldg. 3, Fuqiao 3rd Industrial Zone, Qiaotou, Fuyong Town, Bao'an District, Shenzhen, Guangdong 518103, China ("Supplier"). This Amendment along with the Corporate Supply Agreement, dated as of January 10, 2022 (the “Supply Agreement”), will constitute the Amended Agreement (hereinafter referred to as the “Agreement”), upon its execution by the parties.

NOW THEREFORE, For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Customer and Ceribell agree to amend the terms and conditions as follows:

1.
Section 2.1 Term and Renewal of the Agreement is amended as follows:

2.1. The initial term of the Agreement is extended until January 9, 2025. After January 9, 2025. the Agreement will automatically renew for additional successive one-year period(s) unless either party provides the other with written notice of its intention not to renew the Agreement at least one hundred twenty (120) days prior to the expiration of the initial term or any one-year renewal period.

2.
Section 9. Quality System is amended to include the following:

9.7 Supplier shall allow the FDA, the Notified Body or Ceribell's Notified Body to conduct quality system audits on site. This includes unannounced audits by Ceribell's Notified Body and/or the Competent Authority (Per Commission Recommendation 2013/473/EU). Supplier will notify Ceribell immediately of any on-site regulatory inspections as it relates to Ceribell products and arrange for Ceribell personnel to provide assistance, or be present, if possible.

Except as amended herein, the Supply Agreement entered into January 10, 2022, remains in full force and effect. For the purposes of this Amendment, the capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Supply Agreement.

The parties herby indicate by their signatures below that they have read and agree with the terms and conditions of this Amendment in its entirety.

SUPPLIER		CERIBELL, INC.

By:	/s/ illegible	By:	/s/ DANIEL ROGY

Name:	illegible	Name:	DANIEL ROGY

Title:	Project Manager	Title:	VP of OPERATIONS

Date:	2023-3-21	Date:	3/21/23